LAKELAND FINANCIAL CORPORATION

401(k) PLAN

FINANCIAL STATEMENTS

December 31, 2014 and 2013

LAKELAND FINANCIAL CORPORATION 401(k) PLAN

Warsaw, Indiana

FINANCIAL STATEMENTS

December 31, 2014 and 2013

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                                                                                                      1

FINANCIAL STATEMENTS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                                                                                                                                                2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS                                                                                                                         3

NOTES TO FINANCIAL STATEMENTS                                                                                                                                                                                         4

SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)                                                                                                                               13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Administrative Oversight Committee and Plan Administrators
Lakeland Financial Corporation
  401(k) Plan
Warsaw, Indiana

We have audited the accompanying statements of net assets available for benefits of Lakeland Financial Corporation 401(k) Plan (“Plan”) as of December 31, 2014 and 2013, and the related statement of changes in net assets available for benefits for the year ended December 31, 2014.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2014 and 2013, and the changes in net assets available for benefits for the year ended December 31, 2014 in conformity with U.S. generally accepted accounting principles.

The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2014 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements.  The supplemental schedule is the responsibility of the Plan’s management.  Our audit procedures included determining whether the information presented in the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule.  In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in conformity with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  In our opinion, the supplemental schedule is fairly stated in all material respects in relation to the financial statements as a whole.

Crowe Horwath LLP

South Bend, Indiana
June 12, 2015

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

December 31, 2014 and 2013

	2014	2013
ASSETS

Investments, at fair value (Note 4)	$ 59,151,635	$ 52,436,609

Receivables
Employer	801,797	740,651
Total receivables	801,797	740,651

Total assets	59,953,432	53,177,260

NET ASSETS AVAILABLE FOR BENEFITS	$ 59,953,432	$ 53,177,260

See accompanying notes to financial statements.

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Year ended December 31, 2014

Additions to net assets attributed to:
Investment income
Net appreciation in fair value of investments (Note 4)	$ 2,981,602
Interest	657
Dividends	2,257,330
5,239,589

Contributions
Employer	1,461,053
Participants	1,924,797
Rollovers	142,697
3,528,547

Total additions	8,768,136

Deductions from net assets attributed to:
Benefits paid directly to participants or their beneficiaries	1,989,217
Administrative expenses	2,747

Total deductions	1,991,964

Net increase	6,776,172

Net assets available for benefits beginning of year	53,177,260

End of year	$ 59,953,432

See accompanying notes to financial statements.

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - DESCRIPTION OF PLAN

The following description of the Lakeland Financial Corporation 401(k) Plan (the “Plan”) is provided for general information purposes only.  Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.

General:  The Plan is a defined contribution 401(k) profit sharing plan covering substantially all employees of Lakeland Financial Corporation (“LFC”) and its subsidiary, Lake City Bank (collectively, “employer”).  An employee becomes eligible to enter the Plan on January 1, April 1, July 1 and October 1 following attainment of age 18 and completion of one month of service.

The Plan was originally adopted December 13, 1983 and has been amended.  Participants should refer to the amended and restated Plan agreement for a more complete description of the Plan’s provisions. The Plan provides for retirement, death, disability and termination benefits, and it is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Investment Funds:  The Plan consists of 28 funds, or investment options, one of which is invested primarily in LFC common stock.  Twelve of the funds are “Fidelity Freedom” funds that are targeted retirement funds consisting of blends of equities and fixed income securities.  The “Artisan Mid Cap Fund”,  “Allianz NFJ Dividend Value Fund”, “MFS Value R3 Fund”, “Fidelity Contrafund”, “Goldman Sachs Mid Cap Value Fund, “Fidelity Small Cap Discovery Fund”, “FKLN Small Cap Growth Fund” and “Fidelity Spartan 500 Index Advantage Fund” are invested primarily in common and preferred stock.  The “Fidelity Spartan US Bond Index Fund” and “PIMCO Short Term Fund” are invested primarily in fixed income securities.  The “Fidelity Retirement Money Market Fund” is invested primarily in short-term fixed income investments having maturities of one year or less, and the “Fidelity Diversified International Fund”, “TMPL Global Bond A Fund” and “Fidelity Spartan Emerging Markets Index Advantage Fund” are invested primarily in foreign common stocks. The “PIMCO All Asset Fund” are invested primarily in mutual funds.  A participant’s salary redirection is invested in any of the funds offered at the participant’s discretion.  Employer matching contributions are invested in the same funds as the participant’s salary redirection, and in the same proportions.

NOTE 1 - DESCRIPTION OF PLAN (Continued)

Participant Accounts:  Each participant's account is credited with the participant's contribution and an allocation of (a) the employer’s contributions, (b) Plan earnings and (c) forfeitures of non-vested balances of accounts of participants who have left the Plan and charged with his or her withdrawals.  Allocations are based on participant earnings or account balances, as defined.  The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Contributions:  The Plan provides that participants may make voluntary pre-tax contributions to the Plan in amounts equal to the maximum amount allowable under the Internal Revenue Code ($17,500 in 2014).  Each year the employer may set a matching percentage of up to 6% of a participant’s compensation, as well as make discretionary contributions.  For 2014, the matching percentage was set at 105% of the first 6% of compensation an employee contributes to the Plan as a voluntary pre-tax contribution.  In addition, no discretionary contributions were made.

Retirement, Death and Disability:  A participant is entitled to 100% of his or her account balance upon retirement, death or disability.

Vesting:  Participants are 100% vested in salary deferral contributions.  Employer contributions vest according to a five-year graded schedule.

Payment of Benefits:  On termination of service, a participant may elect to receive either a lump sum or a direct rollover equal to the value of his or her vested interest in the account.  For distributions of LFC stock, distributions are made in stock or cash at the participant’s option, with the exception of fractional shares which are paid out in cash.  Distributions out of the other funds are made in cash.

Administrative and Investment Management Expenses:  Substantially all administrative expenses are paid by the Company. Investment management fees are charged to the Plan as a reduction of investment return and included in the investment income (loss) reported by the Plan.

(Continued)

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The policies and principles which significantly affect the determination of net assets and changes in net assets are summarized below.

Basis of Accounting:  The accounting practices and principles followed by the Plan and the methods of applying those principles conform to U.S. generally accepted accounting principles. The financial statements are prepared using the accrual basis.

Investments Valuation and Income Recognition:  The Plan’s investments are reported at fair value.  Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis.  Dividends are recorded on the ex-dividend date.

Fair value is the price that would be received by the Plan for an asset or paid by the Plan to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Plan’s principal or most advantageous market for the asset or liability.  Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (level 1 measurements) and gives the lowest priority to unobservable inputs (level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Plan has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Plan’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The fair values of Company common stock and mutual fund investments are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs). There were no transfers from or into Level 1, Level 2 or Level 3 during 2014.  Investments measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements
	at December 31, 2014 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 29,419,565	$ -	$ -
Mutual Funds
Target Date Funds	11,964,504	-	-
Large Cap Blend	1,976,362	-	-
Large Cap Value	919,803	-	-
Large Cap Growth	3,284,426	-	-
Mid-Cap Growth	1,351,953	-	-
Mid-Cap Value	1,243,241	-	-
Small Blend	1,226,059	-	-
Small Cap Growth	993,398	-	-
Diversified Emerging Markets	351,444	-	-
Foreign Large Cap Growth	1,408,073	-	-
Retirement Income	1,633,857	-	-
World Bond	121,551	-	-
Tactical Allocation	145,451	-	-
Money Markets	3,111,948	-	-

(Continued)

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	Fair Value Measurements
	at December 31, 2013 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 25,676,747	$ -	$ -
Mutual Funds
Target Date Funds	10,982,538	-	-
Large Cap Blend	1,530,317	-	-
Large Cap Value	816,337	-	-
Large Cap Growth	2,847,714	-	-
Mid-Cap Growth	1,224,851	-	-
Mid-Cap Value	990,986	-	-
Small Blend	2,023,383	-	-
Diversified Emerging Markets	335,060	-	-
Foreign Large Cap Growth	1,413,954	-	-
Bond Fund	1,280,808	-	-
Money Markets	3,313,914	-	-

Net Appreciation (Depreciation) in Fair Value of Investments:  In accordance with the policy of stating investments at fair value, net unrealized appreciation (depreciation) for the year along with gains and losses on sales of investments are reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.  Unrealized appreciation (depreciation) for investments held as of the end of the current fiscal year is the difference between the current value of those investments and the value of those investments as of the end of the prior fiscal year or the purchase date for investments purchased during the year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Estimates:  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates.

Concentration of Credit Risk:  At December 31, 2014 and 2013, 50.0% and 49.0%, respectively, of the Plan's investments were in LFC common stock.

Risk and Uncertainties:  The Plan provides for various investment options including any combination of certain mutual funds and stocks.  The investments are exposed to various risks, such as interest rate, market, liquidity and credit risks.  Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in the values of investments will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for benefits and participant’s individual account balances.

NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, LFC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations.  In the event of termination, participants will become 100% vested in their accounts.

NOTE 4 – INVESTMENTS

The following presents investments that represent 5 percent or more of the Plan’s net assets available for benefits.

	December 31,
	2014	2013

LFC common stock,
676,779 and 658,378 shares, respectively	$ 29,419,565	$ 25,676,747
Fidelity Retirement Money Market Fund,
3,110,519 and 3,312,486 shares, respectively	3,110,519	3,312,486
Fidelity Contrafund,
33,525 and 29,620 shares, respectively	3,284,426	2,847,714

The following table presents the net appreciation (depreciation) (including investments bought, sold and held during the year) in fair value for each of the Plan's investment categories for the year ended December 31, 2014.

Mutual funds	$ (157,812)
LFC common stock	3,139,414

$ 2,981,602

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others.  At December 31, 2014 and 2013, certain investments of the Plan are shares of mutual funds offered by Fidelity Investments.  Fidelity Management Trust Company is the Plan trustee and, therefore, these transactions qualify as party-in-interest transactions.

Fees paid by the Plan to Fidelity for accounting services amounted to $2,747 for the year ended December 31, 2014.  The Plan also invests in shares of common stock issued by Lakeland Financial Corporation, which qualifies as a party-in-interest investment.

During 2014, the Plan purchased 74,910 shares of Lakeland Financial Corporation common stock at a cost ranging from $35.68 to $42.75 per share.  In 2014, the Plan sold 41,698 shares of Lakeland Financial Corporation common stock at a sales price ranging from $35.61 to $42.01 per share and distributed 14,811 shares of common stock to employees due to termination or retirement.  Cash dividends of $551,077 were paid to the Plan by Lakeland Financial Corporation for 2014.

At December 31, 2014 and 2013, the Plan held the following related party investments (at estimated fair value):

2014:

Lakeland Financial Corporation common stock – 676,779 shares                                  $ 29,419,565

2013:

Lakeland Financial Corporation common stock – 658,378 shares                                   $ 25,676,747

(Continued)

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 - TAX STATUS

The Plan was established using a prototype plan document sponsored by Fidelity Management & Research Company.  The Internal Revenue Service has ruled in a letter dated March 31, 2008, that the prototype plan, as then designed, qualifies under Section 401 of the Internal Revenue Code (IRC) and was, therefore, exempt from taxation. The Plan has been amended from the original prototype document. However, the plan administrator believes that the Plan is being operated in compliance with applicable requirements of the IRC.

Accounting principles generally accepted in the United States of America require plan management to evaluate tax positions taken by the Plan.  The plan administrator has analyzed the tax positions taken by the plan, and has concluded that as of December 31, 2014 and 2013 there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing authorities; however, there are currently no audits for any tax years in progress.  The plan administrator believes it is no longer subject to income tax examinations for years prior to 2011.

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SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

December 31, 2014

Name of Plan Sponsor:                                                   Lakeland Financial Corporation

Employer Identification Number:                                                      35-1559596

Three-digit Plan Number:                                                                         004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

		Mutual funds:
*	Fidelity Investments	Fidelity Retirement Money Market Fund
		3,110,519 units		$ 3,110,519

	Allianz Global Investors	Allianz NFJ Dividend Value Fund
		41,092 units		711,715

	Artisan Partners	Artisan Mid Cap Fund
		29,752 units		1,351,953

	Templeton Fund	TMPL Global Bond A Fund
		9,755 units		121,551

	Franklin Templeton Fund	FKLN Small Cap Growth Fund
		54,195 units		993,398

	Goldman Sachs	Goldman Sachs Mid Cap Value Fund
		30,139 units		1,243,241

	Pacific Investment	PIMCO Short Term Fund
	Management	34,703 units		338,354

	Pacific Investment	PIMCO All Asset Fund
	Management	12,539 units		145,451

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

December 31, 2014

Name of Plan Sponsor:                                                   Lakeland Financial Corporation

Employer Identification Number:                                                      35-1559596

Three-digit Plan Number:                                                                         004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

	Massachusetts Financial	MFS Value R3 Fund
	Services	5,973 units		$ 208,088

*	Fidelity Investments	Fidelity Contrafund
		33,525 units		3,284,426

*	Fidelity Investments	Fidelity Spartan Emerging Markets
		Index Advantage Fund
		37,348 units		351,444

*	Fidelity Investments	Fidelity Diversified
		International Fund
		40,873 units		1,408,073

*	Fidelity Investments	Fidelity Small Cap Discovery Fund
		40,746 units		1,226,059

*	Fidelity Investments	Fidelity Freedom Income Fund
		18,056 units		209,087

*	Fidelity Investments	Fidelity Freedom 2010
		7,578 units		116,632

*	Fidelity Investments	Fidelity Freedom 2020
		167,655 units		2,575,184

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

December 31, 2014

Name of Plan Sponsor:                                                   Lakeland Financial Corporation

Employer Identification Number:                                                      35-1559596

Three-digit Plan Number:                                                                         004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2030
		84,714 units		$ 1,366,433

*	Fidelity Investments	Fidelity Spartan 500 Index
		Advantage Fund
		27,130 units		1,976,362

*	Fidelity Investments	Fidelity Spartan US Bond
		Index Fund
		110,444 units		1,295,503

*	Fidelity Investments	Fidelity Freedom 2040
		181,004 units		1,690,577

*	Fidelity Investments	Fidelity Freedom 2005
		7,567 units		90,726

*	Fidelity Investments	Fidelity Freedom 2015
		63,907 units		805,864

*	Fidelity Investments	Fidelity Freedom 2025
		170,905 units		2,245,686

(Continued)

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SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

December 31, 2014

Name of Plan Sponsor:                                                   Lakeland Financial Corporation

Employer Identification Number:                                                      35-1559596

Three-digit Plan Number:                                                                         004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2035
		106,040 units		$ 1,406,078

*	Fidelity Investments	Fidelity Freedom 2045
		43,101 units		452,991

*	Fidelity Investments	Fidelity Freedom 2050
		74,748 units		790,088

*	Fidelity Investments	Fidelity Freedom 2055
		18,405 units		215,158

*	Lakeland Financial	Common Stock
	Corporation	676,779 shares		29,419,565

*	Lakeland Financial	Stock Purchase Account
	Corporation	1,429 units		1,429

				$ 59,151,635

*           Denotes party-in-interest

(1)           Cost is not presented as all investments are participant directed investments.

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